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                         FUND PARTICIPATION AGREEMENT
                         ----------------------------


Nationwide Life Insurance Company ("Nationwide"), and Van Eck Investment Trust ("Trust") and the Trust's investment adviser, Van Eck Associates Corporation ("Adviser") hereby agree that shares of the Gold and Natural Resources Fund and Global Bond Fund ("Portfolios") shall be made available to serve as an underlying investment medium for Individual Deferred Variable Annuity Contracts ("Contracts") to be offered by Nationwide subject to the following provisions:


1. Nationwide represents that it has established the Nationwide Variable Account-II (the "Variable Account"), a separate account under Ohio law, and has registered it as a unit investment trust under the Investment Company Act of 1940 ("1940 Act") to serve as an investment vehicle for the Contracts. The Contracts provide for the allocation of net amounts received by Nationwide to separate series of the Variable Account for investment in the shares of specified investment companies selected among those companies available through the Variable Account to act as underlying investment media. Selection of a particular investment company is made by the Contract owner who may change such selection from time to time in accordance with the terms of the applicable Contract.

2. Nationwide agrees to make every reasonable effort to market its Contracts. It will use its best efforts to give equal emphasis and promotion to shares of the Trust as is given to other underlying investments of the Variable Account. In marketing its Contracts, Nationwide will comply with all applicable state or Federal laws.

3. The Trust or the Adviser will provide closing net asset value, dividend and capital gain information at the close of trading each business day to Nationwide. Nationwide will use this data to calculate unit values, which will in turn be used to process that same business day's Variable Account unit value. The Variable Account processing will be done the same evening, and orders will be placed the morning of the following business day. Orders will be sent directly to the Trust or its specified agent, and payment for purchases will be wired to a custodial account designated by the Trust or the Adviser, so as to coincide with the order for Trust shares. The Trust will execute the orders at the net asset value as determined as of the close of trading on the prior day. Dividends and capital gains distributions shall be reinvested in additional shares at the ex-date net asset value.

4. All expenses incident to the performance by the Trust under this Agreement shall be paid by the Trust. The Trust shall pay the cost of registration of Trust shares with the Securities and Exchange Commission ("SEC"). The
     Trust shall distribute, to the Variable Account, their proxy material, periodic Trust reports to shareholders and other material the Trusts may require to be sent to Contract owners. The Trust shall pay the cost of qualifying Trust shares in states where required. The Trust will provide Nationwide with a reasonable quantity of the Trust's Prospectus and the reports to be used in contemplation of this Agreement. The Trust will provide Nationwide a copy of the Statement of Additional Information suitable for duplication.

5. Nationwide and its agents shall make no representations concerning the Trust or Trust shares except those contained in the then current prospectuses of the Trust and in current printed sales literature of the Trust.

6. Administrative services to Contract owners shall be the responsibility of Nationwide, and shall not be the responsibility of the Trust or the Adviser. The Trust and Adviser recognize that Nationwide will be the sole shareholder of Trust shares issued pursuant to the Contracts. Such arrangement will result in multiple share orders. Trust and Adviser recognize that they will derive a savings of administrative expense such as significant reductions in postage expense, qualified plan administrative services and shareholder communication, by virtue of having a sole shareholder rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangement, Adviser agrees to pay to Nationwide $.50 per month per individual contract owner who has allocated purchase payments to the Trust. Said reimbursement reflects the difference between expense to the Trust or Adviser of maintaining the accounts of individual shareholders and the expense of maintaining the account of Nationwide as sole shareholder, and no portion thereof constitutes distribution expense.

7. The Trust shall comply with Sections 817(h) and 851 of the Internal Revenue Code of 1986, if applicable, and the regulations thereunder, and the applicable provisions of the 1940 Act relating to the diversification requirements for variable annuity, endowment, and life insurance contracts. The Trust shall provide Nationwide each quarter with a letter from the appropriate Trust officer certifying the Trust's compliance with the diversification requirements and qualification as a regulated investment company.

8. Nationwide agrees to inform the Board of Trustees of the Trust of the existence of or any potential for any material irreconcilable conflict of interest between the interests of the Contract owners of the Variable Account investing in the Trust and/or any other separate account of any other insurance company investing in the Trust.
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Any material irreconcilable conflict may arise for a variety of reasons, including:

(a)  an action by any state insurance or other regulatory authority;

(b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax or securities regulatory authorities;

(c)  an administrative or judicial decision in any relevant proceeding;

(d)  the manner in which the investments of any Portfolio are being managed;

(e) a difference in voting instructions given by Contract owners and variable life insurance contract owners or by contract owners of different life insurance companies utilizing the Trust; or

(f) a decision by Nationwide to disregard the voting instructions of contract owners.

Nationwide will be responsible for assisting the Board of Trustees of the Trust in carrying out its responsibilities by providing the Board with all information reasonably necessary for the Board to consider any issue raised, including information as to a decision by Nationwide to disregard voting instructions of Contract owners.

It is agreed that if it is determined by a majority of the members of the Board of Trustees of the Trust or a majority of its disinterested Trustees that a material irreconcilable conflict exists affecting Nationwide, Nationwide shall, at its own expense, take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps may include, but are not limited to,

(a) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Trust or submitting the questions of whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any particular group (i.e., annuity Contract owners, life insurance Contract owners or qualified Contract owners) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change;

(b) establishing a new registered management investment company or managed separate account.

     If a material irreconcilable conflict arises because of Nationwide's decision to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, Nationwide may be required, at the Trust's election, to withdraw the Variable Account's investment in the Trust. No charge or penalty will be imposed against the Variable Account as a result of such withdrawal. Nationwide agrees that any remedial action taken by it in resolving any material conflicts of interest will be carried out with a view only to the interests of Contract owners.

     For purposes hereof, a majority of the disinterested members of the Board of Trustees of the Trust shall determine whether any proposed action adequately remedies any material irreconcilable conflict. In no event will the Trust be required to establish a new funding medium for any Contracts. Nationwide shall not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of affected Contract owners.

     The Trust will undertake to promptly make known to Nationwide the Board of Trustees' determination of the existence of a material irreconcilable conflict and its implications.

9.   This Agreement shall terminate as to the sale and issuance of new
     Contracts:


     (a) at the option of Nationwide, the Adviser or the Trust upon six months' advance written notice to the other;

     (b) at the option of Nationwide if Trust shares are not available for any reason to meet the requirements of Contracts as determined by Nationwide. Reasonable advance notice of election to terminate shall be furnished by Nationwide;

     (c) at the option of Nationwide, the Adviser or the Trust, upon institution of formal proceedings against the Broker-Dealer or Broker-Dealers marketing the Contracts, the Variable Account, Nationwide or the Trust by the National Association of Securities Dealers ("NASD"), the SEC or any other regulatory body;

     (d) upon a decision by Nationwide, in accordance with regulations of the SEC, to substitute such Trust shares with the shares of another investment company for Contracts for which the Trust shares have been selected to serve as the underlying investment medium. Nationwide will give 60 days' written notice to the Trust and the Adviser of any proposed vote to replace Trust shares;

     (e) upon assignment of this Agreement unless made with the written consent of each other party;
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     (f)  in the event Trust shares are not registered, issued or sold in conformance with Federal law or such law precludes the use of Trust shares as an underlying investment medium of Contracts issued or to be issued by Nationwide. Prompt notice shall be given by either party to the other in the event the conditions of this provision occur.

10. Termination as the result of any cause listed in the preceding paragraph shall not affect the Trust's obligation to furnish Trust shares for Contracts then in force for which the shares of the Trust serve or may serve as an underlying medium, unless such further sale of Trust shares is proscribed by law or the SEC or other regulatory body.

11. Each notice required by this Agreement shall be given by wire and confirmed in writing to:

                Nationwide Life Insurance Company
                One Nationwide Plaza
                Columbus, Ohio 43216

                Van Eck Investment Trust
                122 East 42nd Street
                New York, New York 10168
                Attn:

                Van Eck Associates Corporation
                122 East 42nd Street
                New York, New York 10168
                Attn:

12. Advertising and sales literature with respect to the Trust prepared by Nationwide or its agents for use in marketing its Contracts will be submitted to the Trust for review before such material is submitted to the SEC or NASD for review.

13. Nationwide will distribute all proxy material furnished by the Trust and will vote Trust shares in accordance with instructions received from the Contract owners of such Trust shares. Nationwide shall vote the Trust shares for which no instructions have been received in the same proportion as Trust shares for which said instructions have been received from Contract owners. Nationwide and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Trust shares held for such Contract owners.

14. (a) Nationwide agrees to indemnify and hold harmless the Trust and each of its directors, officers, employees, agents and each person, if any, who controls the Trust within the meaning of the Securities Act of 1933 (the "Act") against any losses, claims, damages or liabilities to which the Trust or any such director, officer, employee, agent or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in information furnished by Nationwide for use in the Registration Statement or prospectus of the Trust or in the Registration Statement or prospectus for the Variable Account, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the prospectus and sales literature of the Trust) of Nationwide or its agents, with respect to the sale and distribution of Contracts for which Trust shares are an underlying investment; and Nationwide will reimburse any legal or other expenses reasonably incurred by the Trust or any such director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which Nationwide may otherwise have.

(b) The Trust agrees to indemnify and hold harmless Nationwide and each of its directors, officers, employee, agents and each person, if any, who controls Nationwide within the meaning of the Act against any losses, claims, damages or liabilities to which Nationwide or any such director, officer, employee, agent or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of the Trust, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon the Trust's failure to keep each of the Trust options fully diversified and qualified as a regulated investment company as required by the applicable provisions of the Internal Revenue Code, the Investment Company Act of 1940, and any other law or regulation, and the Trust will reimburse any legal or other expenses reasonably incurred by Nationwide or any such director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Trust will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration

    Statement or prospectus in conformity with written information furnished to the Trust by Nationwide specifically for use therein. This indemnity agreement will be in addition to any liability which the Trust may otherwise have.

(c) The Adviser agrees to indemnify and hold harmless Nationwide and each of its directors, officers, employee, agents and each person, if any, who controls Nationwide within the meaning of the Act against any losses, claims, damages or liabilities to which Nationwide or any such director, officer, employee, agent or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of the Trust, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon the Adviser's failure to keep each of the Trust and its Portfolios fully diversified and qualified as a regulated investment company as required by the applicable provisions of the Internal Revenue Code, the 1940 Act, and any other law or regulation, and the Adviser will reimburse any legal or other expenses reasonably incurred by Nationwide or any such director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Adviser will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement or prospectus in conformity with written information furnished to the Adviser by Nationwide specifically for use therein. This indemnity agreement will be in addition to any liability which the Trust may otherwise have.

(d) The Trust and the Adviser shall indemnify and hold Nationwide harmless against any and all liability, loss, damages, costs or expenses which Nationwide may incur, suffer or be required to pay due to the Trust's, or Adviser's (or their designated agent's) (1) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate; (2) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; or (3) untimely reporting of the net asset value, dividend rate or capital gain distribution rate. Any gain to Nationwide attributable to the Trust's, or Adviser's (or their designated agent's) incorrect calculation or
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          reporting of the daily net asset value shall be immediately returned to the Trust.

     (e) Promptly after receipt by an indemnified party under this paragraph of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such indemnified party, after notice from the indemnifying party to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

15. If, in the course of future marketing of the Contracts, Nationwide or its agents shall request the continued assistance of the Trust's sales personnel, compensation (which will be negotiated by the Trust and Nationwide) shall be paid by Nationwide to the Trust.



                              NATIONWIDE LIFE INSURANCE COMPANY

__________________________    By ___________________________________
Date


                              VAN ECK INVESTMENT TRUST

__________________________    By ___________________________________
Date


                              VAN ECK ASSOCIATES CORPORATION

___________________________   By ___________________________________
Date